UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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    Blackstone Mortgage Trust, Inc.

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BLACKSTONE MORTGAGE TRUST, INC.

345 Park Avenue, 10th Floor

New York, New York 10154

PROXY STATEMENT SUPPLEMENT

Blackstone Mortgage Trust, Inc., formerly known as Capital Trust, Inc. (the “Company”), is furnishing this proxy statement supplement dated June 5, 2013 in connection with the solicitation of proxies for use at the 2013 annual meeting of stockholders scheduled to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on Thursday, June 27, 2013, at 10:00 a.m., Eastern Daylight Time.

Our proxy materials were previously furnished electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access Card. The Notice and Access Card was mailed to stockholders of record on or about May 10, 2013.

We are asking stockholders to approve each of the Company’s 2013 Stock Incentive Plan, which we refer to as the 2013 Plan, and the 2013 Manager Incentive Plan, which we refer to as the 2013 Manager Plan, under Proposals 3 and 4, respectively, in our previously furnished proxy statement. We are furnishing this proxy statement supplement in order to provide stockholders with the definitive number of shares of class A common stock that may be issued under each of the 2013 Plan and the 2013 Manager Plan, to revise the various limits in the 2013 Plan and the 2013 Manager Plan to reflect a definitive number of shares rather than being calculated via reference to the “Absolute Share Limit” and, in the case of the 2013 Manager Plan, to revise the annual limit on grants of awards to any individual participant in the 2013 Manager Plan from 2.5% of the Absolute Share Limit to 720,035 shares of class A common stock, which is 2.5% of the Outstanding Share Amount (as defined below). The supplement should be read in conjunction with the proxy materials that we previously furnished to you. Except as specifically supplemented hereby, all information in the proxy statement remains unchanged.

We will change the names of the plans to reflect the change of our name on May 6, 2013 to Blackstone Mortgage Trust, Inc. from Capital Trust, Inc., and references in our previously furnished proxy statement to the 2013 Stock Incentive Plan or 2013 Plan refer to the Blackstone Mortgage Trust, Inc. 2013 Stock Incentive Plan, and references to the 2013 Manager Incentive Plan or 2013 Manager Plan refer to the Blackstone Mortgage Trust, Inc. 2013 Manager Incentive Plan. In addition, as previously announced, on May 6, 2013, we completed a reverse stock split of our class A common stock at a ratio of one-for-ten.

As set forth under Proposal 3 in the proxy statement, the 2013 Plan provides that the total number of shares of class A common stock that may be issued under the 2013 Plan will be equal to 7.5% of the number of shares of the class A common stock that are issued and outstanding immediately following the final issuance of any shares in the Company’s then-proposed public offering of class A common stock registered on Form S-11 (File No. 333-187541) (including any shares issued pursuant to exercise by the underwriters of such offering of their overallotment option) (the “Outstanding Share Amount”), less any shares of class A common stock issued or subject to awards granted under the 2013 Manager Plan (the “Absolute Share Limit”). The public offering of class A common stock was completed on May 29, 2013. A total of 25,875,000 shares of class A common stock was sold, composed of 22,500,000 shares initially offered and an additional 3,375,000 shares sold pursuant to the underwriters’ full exercise of their over-allotment option, immediately following which 28,801,424 shares of class A common stock are issued and outstanding. As a result, 7.5% of the Outstanding Share Amount is 2,160,106 shares of class A common stock.

Please see the proxy statement for a summary of the principal provisions of the 2013 Plan and its operation. A copy of the 2013 Plan is set forth in full in Appendix A to the proxy statement. The descriptions of the 2013 Plan in the proxy statement and this supplement are not complete and are qualified in their entirety by reference to Appendix A to the proxy statement, subject to the revisions set forth below.

In order to reflect the definitive number of shares of class A common stock that may be issued under the 2013 Plan, the Company is revising Section 5(b)(i) of the 2013 Plan set forth in Appendix A to the proxy statement to read as follows:

“(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 2,160,106 shares of Common Stock, less any shares of Common Stock issued or subject to awards granted under the Blackstone Mortgage Trust, Inc. 2013 Manager Incentive Plan (the “Absolute Share Limit”), shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 540,025 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than 2,160,106 shares of Common Stock may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iv) subject to Section 12 of the Plan, no more than 540,025 shares of Common Stock may be delivered in respect of Performance Compensation Awards granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share-denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates.”

In addition, as set forth under Proposal 4 in the proxy statement, the 2013 Manager Plan provides that the total number of shares of class A common stock that may be issued under the 2013 Manager Plan will be equal to 7.5% of the Outstanding Share Amount, which is 2,160,106 shares, less any shares of class A common stock issued or subject to awards granted under the 2013 Plan, and that grants of awards in respect of no more than 2.5% of the Absolute Share Limit may be made to any individual participant during any single fiscal year of the Company, which is revised to provide that no more than 720,035 shares, or 2.5% of the Outstanding Share Amount, may be made to our Manager or any other individual participant during any single fiscal year of the Company. After the public offering of class A common stock completed on May 29, 2013, Blackstone Holdings III L.P., an affiliate of our Manager, owned a number of shares of class A common stock equal to 8.5% of the Outstanding Share Amount.

Please see the proxy statement for a summary of the principal provisions of the 2013 Manager Plan and its operation. A copy of the 2013 Manager Plan is set forth in full in Appendix B to the proxy statement. The descriptions of the 2013 Manager Plan in the proxy statement and this supplement are not complete and are qualified in their entirety by reference to Appendix B to the proxy statement, subject to the revisions set forth below.

In order to reflect the definitive number of shares of class A common stock that may be issued under the 2013 Manager Plan and to reflect the intended annual limit on grants of awards to any individual participant in the 2013 Manager Plan, the Company is revising Section 5(b)(i) of the 2013 Manager Plan set forth in Appendix A to the proxy statement to read as follows:

“(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, no more than 2,160,106 shares of Common Stock, less any shares of Common Stock issued or subject to awards granted under the Blackstone Mortgage Trust, Inc. 2013 Stock Incentive Plan (the “Absolute Share Limit”) shall be available for Awards under the Plan and (ii) subject to Section 11 of the Plan, grants of Awards in respect of no more than 720,035 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company.”

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2013 PLAN AND THE 2013 MANAGER PLAN, AS REVISED ABOVE.

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